EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 11, 2006, relating to the consolidated financial statements of Netlist, Inc. and its subsidiaries as of December 31, 2005 and for the year then ended, which report is included in the Registration Statement of Netlist, Inc. on Form S-1 (No. 333-136735) and related Prospectus, filed with the Securities and Exchange Commission.

/s/ CORBIN & COMPANY, LLP
Irvine, California
December 15, 2006